As filed with the Securities and Exchange Commission on June 30,
1997

                                 REGISTRATION NO. 33-

                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C.  20549
                          --------------------
                               FORM S-8
                          --------------------
                     REGISTRATION STATEMENT UNDER
                     THE SECURITIES ACT OF 1933
                         --------------------
                          BGS SYSTEMS, INC.
        (Exact name of Registrant as specified in its charter)

MASSACHUSETTS                                    04-2559993
(State or other                                  (I.R.S.
jurisdiction                                     Employer
of incorporation)                                 Identification No.)


           ONE FIRST AVENUE, WALTHAM, MASSACHUSETTS  02254-9111
                 (Address of Principal Executive Office)
                         --------------------
                 1997 EMPLOYEE STOCK PURCHASE PLAN
                      (Full title of the Plan)
                        --------------------
                       C. Russel Hansen, Jr.
                 Vice President and General Counsel
                        BGS Systems, Inc.
                        One First Avenue
               Waltham, Massachusetts 02254-9111
                         (617) 891-0000
  (Name, address and telephone number of Agent for Service)
                       --------------------
                CALCULATION OF REGISTRATION FEE


Title of each
  class of                  Proposed maximum  Proposed maxi-   Amount
securities to  Amount to    offering price     mum aggregate   of Registra-
be registered  be registered per share (1)  offering price (1) tion fee

-------------   -----------  ------------   ------------ -----------
Common Stock,    150,000     $27.50          $4,125,000     $1,250.00
$0.10 par value  shares

(1) Estimated solely for the purpose of determining the registration fee and computed pursuant to Rule 457(h) and based upon the average of the high and low sale prices on June 26, 1997, as reported by The Nasdaq National Market System.



                       PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents filed with the Securities and Exchange
Commission (the "Commission") are incorporated herein by reference:

(a) The Registrant's latest annual report on Form 10-K filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

(b)  All other reports of the Registrant filed pursuant to
Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (a) above.


(c) The description of the Registrant's Common Stock contained in its Registration Statement on Form S-1 (File No. 2-83449) filed on May 2, 1983, including any amendment or report filed with the purpose of updating such description.

All documents filed after the date of this Registration Statement by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act and prior to the filing of a post-effective amendment which indicates that all shares of Common Stock offered hereunder have been sold or which deregisters all shares of Common Stock remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

ITEM 4.   DESCRIPTION OF SECURITIES.    Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

The validity of the Common Stock offered hereby will be passed upon for the Registrant by C. Russel Hansen, Jr., Vice President and General Counsel.

Mr. Hansen owns beneficially, within the meaning of Rule 13d-3, 896,466 shares of the Registrant s Common Stock, $0.10 par value
( Stock ). These shares include (a) 752,122 shares of Stock owned by the Robert P. Goldberg Revocable Trust #2, of which shares Mr. Hansen is a Trustee and (b) 122,320 shares of Stock held of record by four irrevocable trusts of which Mr. Hansen is a co-trustee for the benefit of children who are not related to Mr. Hansen. Mr. Hansen disclaims beneficial ownership of all 874,442 shares. The shares also include 16,000 shares of Stock subject to options which Mr. Hansen has the right to acquire within 60 days of June 30, 1997 through the exercise of options.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Article 5 of the Corporation s By-Laws provides that the Corporation shall, to the fullest extent authorized by Chapter 156B of the Massachusetts General Laws, as the same exists or may hereafter be amended (in the case of any such amendment, only to the extent that such amendment either (i) permits the Corporation to provide broader indemnification rights than such laws permitted prior to such amendment or (ii) prohibits or limits any of the indemnification rights previously set forth in such laws, indemnify each person who is, or shall have been, a director or officer of the Corporation or who is or was a director or employee of the Corporation and is serving, or shall have served, at the request of the Corporation, as director or officer of another organization or in any capacity with respect to any employee benefit plan of the Corporation, against all liabilities and expenses (including judgments, fines, penalties, amounts paid or to be paid in settlement, and reasonable attorneys fees) imposed upon or incurred by any such person (the Indemnitee ) in connection with, or arising out of, the defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which he may be a defendant or with which he may be threatened or otherwise involved, directly or indirectly, by reason of his being or having been such a director or officer or as a result of his serving or having served with respect to any such employee benefit plan. The Corporation, however, shall provide no indemnification with respect to any matter as to which any Indemnitee shall be finally adjudicated in such action, suit or proceeding not to have acted in good faith in the reasonable belief that his action was (i) in the best interests of the Corporation or (ii) to the extent such matter relates to service with respect to an employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan.

The Corporation provides indemnification with respect to any settled or compromised matter unless such settlement or compromise shall have been determined by a disinterested majority of the Corporation's Board of Directors (or, if there are fewer than two disinterested directors, then by the Corporation s independent legal counsel) not to have been in the best interests of the Corporation or benefit plan as the case may be.

The right of indemnification includes the right to be paid by the Corporation for expenses incurred in defending a civil or criminal action, suit or proceeding in advance of its final disposition, subject to an undertaking by the Indemnitee to repay such payment if it is ultimately determined that the Indemnitee is not entitled to indemnification. No advance is to be made by the Corporation, however, if a determination is reasonably and promptly made by a disinterested majority of the Corporation's Board of Directors (or if there are fewer than two disinterested directors, then by the Corporation's independent legal counsel) that such Indemnitee did not act in good faith in the reasonable belief that his action was in the best interests of the Corporation or benefit plan, as the case may be.

The right to indemnification and the payment of expenses incurred in defending any action, suit or proceeding in advance of its final disposition conferred in the By-Laws is not exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Articles of Organization, By-Laws, agreement, vote of stockholders or directors or otherwise. The Corporation, acting through its Board of Directors, may enter into agreements with any director, officer, employee or agent of the Corporation providing for indemnification rights equivalent to or greater than the indemnification rights set forth in the By-Laws.

The Corporation may purchase and maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another organization or employee benefit plan against any expense or liability incurred by him in any such capacity, or arising out of the status as such, whether or not the Corporation would have the power to indemnify such person against such expense or liability under Chapter 156B of the Massachusetts General Laws.

Without the consent of a person entitled to the indemnification and other rights provided in the By-Laws (unless otherwise required by Chapter 156B of the Massachusetts General Laws), no amendment modifying or terminating such rights shall adversely affect such person s rights under the By-Laws with respect to the period prior to such amendment.

If the Corporation is merged into or consolidated with another corporation and the Corporation is not the surviving corporation, or if substantially all of the assets of the Corporation are acquired by any other corporation, or in the event of any other similar reorganization involving the Corporation, the Board of Directors of the Corporation or the board of directors of any corporation assuming the obligations of the Corporation shall assume the obligations of the Corporation under the By-Laws, through the date of such merger, consolidation or reorganization with respect to each person who is entitled to indemnification rights under the By-Laws as of such date.

If Article 5 of the Corporation's By-Laws or any portion thereof is invalidated on any grounds by any court of competent jurisdiction, the Corporation shall nevertheless indemnify each Indemnitee as to any liabilities and expenses with respect to any action, suit or proceeding that shall not have been invalidated to the fullest extent permitted by that Article and applicable law.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.  Not Applicable.

ITEM 8.   EXHIBITS.  See Exhibit Index.

ITEM 9.   UNDERTAKINGS.

(a)  The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which individually or in the aggregate, represents a fundamental change in the information set forth in this Registration Statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the registration statement; provided, however, that paragraphs 9 (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defenses of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Commonwealth of Massachusetts, on this 24th day of June 1997.

                              BGS SYSTEMS, INC.
                              (Registrant)


                              By:  /S/ Harold S. Schwenk, Jr.
                                   ___________________________________
                                   Harold S. Schwenk, Jr.
                                   Chairman of the Board,
                                   President and Chief
                                   Executive Officer





                          POWER OF ATTORNEY


We, the undersigned officers and directors of BGS Systems, Inc., hereby severally constitute and appoint Harold S. Schwenk, Jr., Normand Bilodeau and C. Russel Hansen, Jr., and each of them singly, our true and lawful attorneys-in-fact, with full power to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 (including any post-effective amendments thereto), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on this 24th day of June
1997.


Signature                          Capacity

/S/ Harold S. Schwenk, Jr.         Chairman of the Board,
______________________________     President, Chief
Harold S. Schwenk, Jr.             Executive Officer
                                   (Principal Executive
                                   Officer)

/S/ Normand Bilodeau               Chief Financial Officer
_____________________________      (Principal Financial and
Normand Bilodeau                   Accounting Officer)


/S/ Jeffrey P. Buzen
_____________________________      Director
Jeffrey P. Buzen


/S/ Paul R. Duncan
____________________________      Director
Paul R. Duncan

/S/ Judith N. Goldberg
_____________________________      Director
Judith N. Goldberg




Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on this 24th day of June
1997.


Signature                          Capacity


By: /S/ Harold S. Schwenk, Jr.    Chairman of the Board,
 ___________________________      President, Chief
 Harold S. Schwenk, Jr.           Executive Officer
                                  (Principal Executive
                                  Officer)


By:  /S/ Normand Bilodeau
___________________________        Chief Financial Officer
Normand Bilodeau                   (Principal Financial
                                   and Accounting Officer)


By:  /S/ Jeffrey P. Buzen
___________________________        Director
     Jeffrey P. Buzen


By: /S/ Paul R. Duncan
 ___________________________       Director
     Paul R. Duncan


By:  /S/ Judith N. Goldberg
__________________________         Director
     Judith N. Goldberg







                         INDEX TO EXHIBITS



5     Opinion of C. Russel Hansen, Jr. (filed herewith).

23.1  Consent of C. Russel Hansen, Jr. (contained in Exhibit 5).

23.2 Consent of Ernst & Young LLP, Independent Auditors (filed herewith).

24    Power of Attorney (Included in the signature page hereto).

99    BGS Systems, Inc. 1997 Employee Stock Purchase Plan
     (Incorporated by reference to Exhibit A to the Registrant's
     Proxy Statement dated June 10, 1997).